                                                                  Exhibit 10.11

                        TELEMARKETING SERVICES AGREEMENT


         THIS TELEMARKETING SERVICES AGREEMENT (this "Agreement") is made as of the 1st day of December, 1998, by and between AmeriVision Communications, Inc., an Oklahoma corporation ("AmeriVision"), and VisionQuest Marketing Services, Inc., an Oklahoma corporation ("Marketer").

                                    RECITALS

         WHEREAS, AmeriVision sells certain products and services including long distance services, and would like to contract with Marketer to provide certain telemarketing services for these products and services on the terms and conditions set forth herein; and

         WHEREAS, Marketer is in the business of providing telephone marketing services and wishes to provide the services referenced above and further detailed herein.

                                   AGREEMENT

         NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       SERVICE; REPORTS.

                  A. Marketer shall perform and provide the outbound telemarketing campaign, programs and services as set forth in any Service Request given by AmeriVision to Marketer identifying the desired programs and services, and any other information or limitations deemed appropriate by AmeriVision. Service Requests will be sent to Marketer at least ninety (90) days prior to the date on which the requested services are to commence. Marketer can decline a Service Request within ten (10) days of receipt of the Service Request from AmeriVision. Marketer shall conduct each campaign and provide information to callers about the things or services being promoted in accordance with the applicable script(s) and call standards and individual program goals of AmeriVision. Any change to scripting is conditioned upon receipt of prior written approval by AmeriVision. Marketer agrees to utilize its facilities, expertise, knowledge, experience and skill in providing these services to AmeriVision and shall use its best efforts in providing such services.

                  B. Marketer shall provide to AmeriVision monthly reports of services provided hereunder including such information as is consistent with accepted industry standards and past business practice. In addition to information provided in accordance with the previous sentence, Marketer shall provide such additional information and reports as are, in AmeriVision's reasonable opinion, necessary or appropriate.

         2.       CONFIDENTIALITY.

                  A. Each party hereto agrees to keep strictly confidential all the Confidential Information (defined below) as further set forth herein.

                  B. The term "Confidential Information" shall mean any information disclosed by or on behalf of one party (the "Disclosing Party") to the other party (the "Receiving Party"), including but not limited to any information appearing on credit applications, information relating to either party's businesses, services, products, processes, formulas, designs, formats, marketing plans, analyses, strategies, forecasts, research, underwriting criteria, and names, telephone numbers, addresses, and any other characteristics, identifying information or aspects of the Disclosing Party's existing or potential businesses, customers or prospects, and including without limitation names acquired in performance of this Agreement. Confidential Information shall not include any information which (i) is or becomes available to the public other than as a consequence of a breach of any obligation of confidentiality; or (ii) is disclosed to a final order of a court of competent jurisdiction.

                  C. The Receiving Party agrees to hold in strict confidence and trust all Confidential Information and not to disclose, sell, rent or otherwise provide, directly or indirectly, any Confidential Information or any other thing relating to the Confidential Information without the prior written consent of the Disclosing Party. The Receiving Party shall take all necessary precautions to prevent the disclosure of the aforesaid information to third parties, including (at a minimum) by using such procedures as the Receiving Party uses with its own proprietary or confidential information or any other information to which it has access in the course of its business. The Receiving Party may disclose Confidential Information to its employees or agents so long as such persons agree to be bound by the terms of this Agreement, and in such case Confidential Information shall only be disclosed to the extent necessary to fulfill its obligations under this Agreement. The Receiving Party further agrees that it will use the Confidential Information only in connection with this Agreement and not for the Receiving Party's own purposes or for the benefit of anyone not party hereto. The Receiving Party agrees to require any of its employees or agents who receive Confidential Information to comply with this Agreement and the Receiving Party agrees to be responsible for any breach hereof by its agents or employees.

                  D. When requested by the Disclosing Party, the Receiving Party hereby agrees to return to the Disclosing Party all Confidential Information received by the Receiving Party from the Disclosing Party or from a third party on behalf of the Disclosing Party, together with all copies, duplicates, summaries, compilations or analyses of such Confidential Information.

                  E. In addition to the understanding set forth herein with respect to the Confidential Information, each party agrees to keep strictly confidential and not to disclose to any third party, the existence or any aspect of this Agreement, or of any ongoing or completed negotiations or business dealings between the parties. Each party agrees that it will not use or disclose the other party's name, trade name, or any other proprietary designation(s) except as necessary to perform its obligations to or on behalf of such party, without such party's prior written consent.

                  F. Each party acknowledges and agrees that in the event it fails to comply with this Agreement, the other party may suffer irreparable harm which may not be adequately compensated by monetary damages. Therefore, each party agrees that, in the event of breach or threatened breach of this Agreement, the other party shall be entitled to injunctive and/or other preliminary or equitable relief, in addition to any other remedies available for such breach or threatened breach.

                  G. The parties hereto acknowledge and agree that nothing contained in this Agreement shall be construed as granting to any Receiving Party any license or other rights to any Confidential Information.

         3. OWNERSHIP OF AND RIGHTS TO USE INFORMATION. All information which is created, obtained or arises as a result of Marketer providing services pursuant to this Agreement including, without limitation, all of the information supplied to Marketer by AmeriVision, and any and all rights to use the same, are and shall remain the property of AmeriVision and may be used and disposed of as it in its sole discretion sees fit. All such information shall be considered Confidential Information and shall be treated in accordance with the terms set forth in Section 2 hereof. Marketer shall have no right, title or interest whatsoever in the Confidential Information, nor shall it have any right to use the Confidential Information for any purpose other than as set forth herein or disclose it to any other party without the prior written consent of AmeriVision.

         4. REPRESENTATIONS AND WARRANTIES. Marketer represents and warrants that the performance of services pursuant to this Agreement will not violate any provision of any agreement, undertaking or order to which it is a party or by which it is bound. Marketer agrees to comply with all applicable local, state and federal laws, regulations and rules in its performance of this Agreement. Marketer agrees to comply fully with all scripts and call standards provided by AmeriVision for each campaign.

         5. RETURN OF MATERIAL. Upon completion of work or termination of this Agreement, Marketer shall promptly return to AmeriVision any and all materials including, but not limited to, all Confidential Information as set forth in
Section 2 above, which were provided to it by AmeriVision or created by Marketer in performance of its duties hereunder.

         6. INDEMNIFICATION.

                  A. By AmeriVision. AmeriVision shall indemnify, defend and hold harmless Marketer, its officers, agents and employees from and against any and all losses, liabilities, claims, suits, judgments, settlements, damages, costs and expenses, including reasonable attorneys' fees and related costs, which may accrue against, be charged to, incurred by or recoverable from Marketer, its officers, agents or employees as a result of (i) a material breach by AmeriVision of any representations, warranties, covenants, undertakings or obligations hereunder, or (ii) the negligence or the intentional misconduct of any director, officer, employee, agent or affiliate of AmeriVision.

                  B. By Marketer. Marketer shall indemnify, defend and hold harmless AmeriVision, its officers, agents and employees from and against any and all losses, liabilities, claims, suits, judgments, settlements, damages, costs and expenses, including reasonable attorneys' fees and related costs, which may accrue against, be charged to, incurred by or recoverable from AmeriVision, its officers, agents or employees as a result of (i) a material breach by Marketer of any representations, warranties, covenants, undertakings or obligations hereunder, (ii) the negligence or intentional misconduct of any director, officer, employee, agent or affiliate of Marketer; or (iii) the infringement of any third party's patent, trade or service mark or other proprietary rights.

         7. FORCE MAJEURE. Performance under this Agreement shall be excused if rendered impossible or unreasonably difficult by a force or event which cannot be foreseen, controlled or prevented by the exercise of ordinary prudence, diligence and care, regardless of the source, origin, identity or character of the force or event, including, but not limited to, interruptions of electrical power, heat, light, telecommunication lines or telephones, acts of God, or governmental intervention resulting from the necessities of war. If performance of all or any part of this Agreement is prevented by any such force or event, then performance of this Agreement shall be suspended without penalty to either party only as to such unperformable portions. Notwithstanding the foregoing sentence, Marketer shall have a disaster recovery plan in place that will allow for the continuity of business within 72 hours of any such disruption of service. In addition, Marketer will practice restoring its system from back-up tapes at least quarterly.

         8. TERM; TERMINATION.

                  A. This Agreement shall remain in effect for a term of twelve
(12) months from the date hereof unless sooner terminated as set forth herein, and may be renewed on the same terms and conditions if both parties so elect at least thirty (30) days prior to the conclusion of the term.

                  B. Either party shall have the right to terminate this Agreement if the other party hereto:

                           (i)      breaches any material representation,
warranty, covenant or other obligation under this Agreement and fails to cure the same to the reasonable satisfaction of the other party within thirty (30) days after the date of written notice of such breach; or

                           (ii)     becomes insolvent or bankrupt, however
evidenced, including, without limitation, by filing or having filed against it a petition under the U.S. Bankruptcy Code (11 U.S.C. Section 101, et seq.) provided, however, that a petition filed under 11 U.S.C. Section 303 shall not create a right to terminate hereunder unless it remains undismissed for sixty
(60) days after filing.

                  C. Rights, obligations or liabilities which arise prior to the termination of this Agreement shall survive the termination of the Agreement notwithstanding the provisions of this Section.

         9. PAYMENT TERMS.

                  A. AmeriVision agrees to pay Marketer the fees set forth on Exhibit A hereto for hours incurred pursuant to the Service Request, which Exhibit may be modified from time-to-time by written agreement signed by both parties. AmeriVision shall not be liable for any charges or expenses that exceed the hours specified in any Service Request multiplied by the applicable rates set forth on Exhibit A, unless it has first given its written approval therefor.

                  B. Payment shall be due within fifteen (15) days from the date AmeriVision receives the invoice. All invoices shall be in sufficient detail to permit AmeriVision to determine the amount of time and the nature of services and expenses for which compensation is sought. Marketer will, upon request, provide a detailed accounting of all hours incurred and services provided.

         10. RECIPROCITY OF TERMS FOR MARKETER. In the event that Marketer should wish to have AmeriVision provide telemarketing services to Marketer, AmeriVision agrees to provide such services, subject to the availability of reasonably sufficient excess capacity, on the same terms and conditions as Marketer is providing services to AmeriVision hereunder.

         11. NOTICES. Any notice required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered by hand or sent by registered or certified mail, return receipt requested, and if to AmeriVision, to:

                           AmeriVision Communications, Inc.
                           5900 Mosteller Drive
                           Suite 1850
                           Oklahoma City, OK  73112
                           Attn:  Dan Carter
                           Fax:   405-600-3823

         and if to Marketer, delivered or sent to:

                           VisionQuest Marketing Services, Inc.
                           5600 North May Avenue
                           Suite 350
                           Oklahoma City, OK  73104
                           Attn:  Shawn Rohrer
                           Fax:   405-600-3556

         12. ADVERTISING. Marketer shall not use AmeriVision's name, mark, logo, or any Confidential Information or work as part of any marketing or promotional endeavor, however styled, without AmeriVision's prior written consent.

         13. SUCCESSOR AND ASSIGNS. All terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective transferees, successors and permitted assigns; provided, however, that neither party may assign its rights or delegate its duties hereunder without the prior written consent of the other, and any attempted assignment or delegation without such consent shall be void.

         14. REMEDIES. In the event that a party breaches any of its obligations set forth in this Agreement, the other party shall be entitled to exercise any right or remedy available to it either at law or in equity. The exercise of any particular right or remedy shall not preclude the exercise of any other right or remedy.

         15. WAIVER. The failure by a party hereto at any time or times to require strict performance of any provision of this Agreement shall in no manner be construed as a waiver of such party's right at a later time to enforce the same, nor shall the waiver by any party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other provision or constitute a waiver of the provision itself.

         16. SURVIVAL. The provisions of Sections 2, 3 and 6 of this Agreement shall survive termination of this Agreement. The provisions of any other Section of this Agreement shall survive as stated therein.

         17. HEADINGS. The headings in this Agreement are for purposes of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of any of the terms hereof.

         18. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior oral or written agreements with respect thereto. There are no representations, covenants, conditions, warranties or agreements between the parties except those expressed in this Agreement.

         19. GOVERNING LAW. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the substantive law of the State of Oklahoma without regard to any conflict of laws provisions thereof.

         20. DISPUTE RESOLUTION. Any controversy, dispute or claim arising out of or relating to this contract or the performance, construction, enforcement, breach, termination or validity thereof shall be decided by binding arbitration held in Oklahoma City, Oklahoma, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as set forth in this section. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. An arbitration proceeding shall be initiated by any party giving written notice to arbitrate to the other party, which shall contain a statement setting forth the nature of the dispute, the amount involved, if any, the remedy sought and the name of the arbitrator appointed by that party (the "Arbitration Notice"). Within ten (10) days after the date of the Arbitration Notice, the other party shall appoint an arbitrator and shall identify its arbitrator in writing to the arbitrator already appointed and to the other party. The two arbitrators thus appointed shall appoint a third within ten (10) days of the date of the appointment of the last of the two arbitrators. If either party shall fail to appoint an arbitrator within (10) days after the other party shall have appointed first arbitrator, the party failing to timely make the appointment shall be deemed to have waived its right to appoint an arbitrator and the arbitrator already appointed shall be the sole arbitrator. The hearing on the arbitration shall commence no later than twenty (20) days after the date of the appointment of the third arbitrator or, if there shall be only one arbitrator as set forth in the previous sentence, the date of the expiration of the right of the other party to appointment the second arbitrator. The arbitrator(s) shall render a decision as rapidly as possible, but in no event later than twenty (20) days after the commencement of the hearing. In the event of the resignation, death, or disability of an arbitrator appointed hereunder, the remaining arbitrator(s) shall continue the arbitration to final conclusion; if the last remaining arbitrator shall thus be unable to serve, the parties shall appoint new arbitrators within the time frames set forth above. In addition to monetary awards, the arbitrator(s) shall have the power to grant appropriate relief including without limitation specific performance and injunctive relief. The party against which the award is made shall pay all costs and expenses of the arbitration, including without limitation costs, expenses, and reasonable counsel fees.

         21. RIGHT TO AUDIT. Marketer's performance, premises and records relating to this Agreement may be audited by AmeriVision's representatives upon reasonable notice at reasonable times to ensure compliance with the terms hereof. Marketer agrees to maintain such books and records as are necessary to substantiate billings rendered to AmeriVision, which books and records shall be true, complete and correct and shall be kept in accordance with generally accepted accounting principles. Marketer further agrees to preserve such records for a period of at least two (2) years after the date of termination of this Agreement.

                             SIGNATURE PAGE FOLLOWS

             [SIGNATURE PAGE FOR TELEMARKETING SERVICES AGREEMENT]


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

                                         AMERIVISION COMMUNICATIONS, INC.


                                         By:  /s/ Stephen D. Halliday
                                              ---------------------------------
                                              Name: Stephen D. Halliday
                                              Title: President and CEO

                                         VISIONQUEST MARKETING SERVICES, INC.


                                         By:  /s/ Shawn Rohrer
                                              ---------------------------------
                                              Name: Shawn Rohrer
                                              Title: President and CEO

                                   EXHIBIT A
                       Hourly Rates for Service Requests


                      Hours per Month           Hourly Rate
                      ---------------           -----------

                         0 - 999                 $ 35.00
                      1000 - 2999                  32.50
                      3000 and higher              30.00